Exhibit 99.1

Red Hat Reports First Quarter Results

  First quarter revenue of $315 million, up 19% year-over-year
  First quarter GAAP EPS of $0.19, up 12% year-over-year; non-GAAP EPS of $0.30, up 25% year-over-year
  First quarter operating cash flow of $124 million, up 38% year-over-year

RALEIGH, N.C.--(BUSINESS WIRE)--June 20, 2012--Red Hat, Inc. (NYSE: RHT), the world's leading provider of open source solutions, today announced financial results for its fiscal year 2013 first quarter ended May 31, 2012.

Total revenue for the quarter was $314.7 million, an increase of 19% from the year ago quarter. Subscription revenue for the quarter was $272.6 million, up 21% year-over-year.

“Our first quarter results represented a strong start to our fiscal 2013. Red Hat’s compelling value proposition and innovative, open source technologies continued to drive our financial success and market share gains.” stated Jim Whitehurst, President and Chief Executive Officer of Red Hat.

GAAP operating income for the first quarter was $50.9 million, or 16.2% operating margin. After adjusting for stock compensation, amortization expenses and certain facility exit costs, as detailed in the tables below, non-GAAP operating income for the first quarter was $81.1 million, up 22% year-over-year. Non-GAAP operating margin was 25.8%, up 70 basis points from the year ago quarter.

Net income for the quarter was $37.5 million, or $0.19 per diluted share, compared with $32.5 million, or $0.17 per diluted share, in the year ago quarter. After adjusting for stock compensation, amortization expenses and certain facility exit costs, as detailed in the tables below, non-GAAP net income for the quarter was $58.0 million, or $0.30 per diluted share, as compared to $47.0 million, or $0.24 per diluted share, in the year ago quarter.

Operating cash flow was $124.4 million for the first quarter, as compared to $90.2 million in the year ago quarter. At quarter end, the company’s total deferred revenue balance was $913.3 million, an increase of 16% on a year-over-year basis. Total cash, cash equivalents and investments as of May 31, 2012 was $1.3 billion after repurchasing approximately $30 million, or approximately 550,000 shares, of common stock in the first quarter.

“Red Hat continues to display an attractive combination of scale, revenue growth, profitability and cash flow. This type of performance has led to Red Hat’s inclusion among the highest growth technology companies in the 2012 Forbes Fast Tech 25,” stated Charlie Peters, Executive Vice President and Chief Financial Officer of Red Hat. “In Q1, we delivered non-GAAP operating income growth of 22% while continuing to invest in important growth initiatives in markets such as virtualization, cloud computing and storage.”

Additional information on Red Hat's reported results, including a reconciliation of the non-GAAP adjusted results, are included in the financial tables below. A live webcast of Red Hat's results will begin at 5:00 pm ET today and can be accessed by the general public at Red Hat's investor relations website at http://investors.redhat.com. A replay of the webcast will be available shortly after the live event has ended.

About Red Hat, Inc.

Red Hat is the world's leading provider of open source software solutions, taking a community-powered approach to reliable and high-performing cloud, Linux, middleware, storage and virtualization technologies. Red Hat also offers award-winning support, training, and consulting services. As the connective hub in a global network of enterprises, partners, and open source communities, Red Hat helps create relevant, innovative technologies that liberate resources for growth and prepare customers for the future of IT. Learn more at http://www.redhat.com.

Forward-Looking Statements

Certain statements contained in this press release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: risks related to delays or reductions in information technology spending; the effects of industry consolidation; the ability of the Company to compete effectively; uncertainty and adverse results in litigation and related settlements; the integration of acquisitions and the ability to market successfully acquired technologies and products; the inability to adequately protect Company intellectual property and the potential for infringement or breach of license claims of or relating to third party intellectual property; the ability to deliver and stimulate demand for new products and technological innovations on a timely basis; risks related to data and information security vulnerabilities; ineffective management of, and control over, the Company's growth and international operations; fluctuations in exchange rates; and changes in and a dependence on key personnel, as well as other factors contained in our most recent Annual Report on Form 10-K (copies of which may be accessed through the Securities and Exchange Commission's website at http://www.sec.gov), including those found therein under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations". In addition to these factors, actual future performance, outcomes, and results may differ materially because of more general factors including (without limitation) general industry and market conditions and growth rates, economic and political conditions, governmental and public policy changes and the impact of natural disasters such as earthquakes and floods. The forward-looking statements included in this press release represent the Company's views as of the date of this press release and these views could change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to the date of this press release.

Red Hat and JBoss are trademarks of Red Hat, Inc., registered in the U.S. and other countries. Linux® is the registered trademark of Linus Torvalds in the U.S. and other countries

RED HAT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands - except per share amounts)

	Three Months Ended
	May 31,	May 31,
	2012	2011
Revenue:

Subscriptions	$272,571	$225,533
Training and services	42,160	39,213

Total subscription, training and services revenue	314,731	264,746

Cost of revenue:

Subscriptions	17,940	15,239
Training and services	28,079	27,208

Total cost of subscription, training and services revenue	46,019	42,447

Total gross profit	268,712	222,299

Operating expense:
Sales and marketing	120,870	97,325
Research and development	59,880	48,288
General and administrative	33,912	31,327
Facility exit costs	3,142	-

Total operating expense	217,804	176,940

Income from operations	50,908	45,359
Interest income	2,294	1,936
Other income (expense), net	1,887	(266)

Income before provision for income taxes	55,089	47,029
Provision for income taxes	17,628	14,579

Net income	$37,461	$32,450

Net income per share:
Basic	$0.19	$0.17
Diluted	$0.19	$0.17

Weighted average shares outstanding:
Basic	192,947	193,155
Diluted	195,937	196,287

RED HAT, INC.
CONSOLIDATED BALANCE SHEETS

(In thousands)

ASSETS
	May 31,	February 29,
	2012	2012 (1)
	(Unaudited)
Current assets:
Cash and cash equivalents	$508,616	$549,217
Investments in debt and equity securities	310,342	264,298
Accounts receivable, net	195,831	255,180
Deferred tax assets, net	71,734	69,765
Prepaid expenses	86,156	81,266
Other current assets	1,282	1,629

Total current assets	1,173,961	1,221,355

Property and equipment, net	101,538	92,065
Goodwill	590,517	591,563
Identifiable intangibles, net	97,574	100,638
Investments in debt securities	481,142	446,838
Other assets, net	39,886	38,640

Total assets	$2,484,618	$2,491,099

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$123,678	$114,078
Deferred revenue	682,472	711,408
Other current obligations	918	819

Total current liabilities	807,068	826,305

Long term deferred revenue	230,869	235,328
Other long term obligations	30,960	30,649
Stockholders' equity:
Common stock	23	23
Additional paid-in capital	1,728,175	1,709,082
Retained earnings	429,137	391,676
Treasury stock, at cost	(726,023)	(696,012)
Accumulated other comprehensive (loss) income	(15,591)	(5,952)

Total stockholders' equity	1,415,721	1,398,817

Total liabilities and stockholders' equity	$2,484,618	$2,491,099

(1) Derived from audited financial statements

RED HAT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Three Months Ended
	May 31,	May 31,
	2012	2011

Cash flows from operating activities:
Net income	$37,461	$32,450
Adjustments to reconcile net income to net cash provided by
operating activities:
Depreciation and amortization	14,079	12,739
Share-based compensation expense	22,206	16,187
Deferred income taxes	10,026	11,055
Excess tax benefits from share-based payment arrangements	(10,200)	(8,560)
Other	(2,370)	(77)
Changes in operating assets and liabilities net of effects of acquisitions:
Accounts receivable	54,560	32,042
Prepaid expenses	(7,799)	(3,293)
Accounts payable and accrued expenses	11,098	(3,939)
Deferred revenue	(5,122)	1,270
Other	465	338

Net cash provided by operating activities	124,404	90,212

Cash flows from investing activities:
Purchase of available-for-sale debt securities	(322,741)	(180,850)
Proceeds from sales and maturities of available-for-sale debt securities	227,685	172,583
Proceeds from sales of available-for-sale equity securities	330	665
Purchase of other intangible assets	(2,522)	(2,543)
Purchase of property and equipment	(15,899)	(8,657)

Net cash used in investing activities	(113,147)	(18,802)

Cash flows from financing activities:
Excess tax benefits from share-based payment arrangements	10,200	8,560
Proceeds from exercise of common stock options	3,890	5,043
Purchase of treasury stock	(30,011)	(18,946)
Payments related to net settlement of employee share-based compensation awards	(18,832)	(9,033)
Payments on other borrowings	(264)	(594)

Net cash used in financing activities	(35,017)	(14,970)

Effect of foreign currency exchange rates on cash and cash equivalents	(16,841)	11,153
Net increase (decrease) in cash and cash equivalents	(40,601)	67,593
Cash and cash equivalents at beginning of the period	549,217	642,630

Cash and cash equivalents at end of period	$508,616	$710,223

RED HAT, INC.
RECONCILIATION OF CERTAIN GAAP RESULTS TO NON-GAAP ADJUSTED RESULTS
(Unaudited)
(In thousands - except per share amounts)

Non cash share-based compensation expense included in Consolidated Statements of Operations:

	Three Months Ended
	May 31,	May 31,
	2012	2011

Cost of revenue	$2,165	$1,790
Sales and marketing	7,362	5,571
Research and development	6,812	4,193
General and administration	5,867	4,633
Total share-based compensation expense	$22,206	$16,187

Amortization of intangible assets expense included in Consolidated Statements of Operations:

	Three Months Ended
	May 31,	May 31,
	2012	2011

Cost of revenue	$669	$979
Sales and marketing	2,076	1,959
Research and development	959	1,157
General and administration	1,144	846
Total amortization of intangible assets expense	$4,848	$4,941

Facility exit costs included in Consolidated Statements of Operations:

	Three Months Ended
	May 31,	May 31,
	2012	2011

Facility exit costs	$3,142	-

	Three Months Ended
	May 31,	May 31,
	2012	2011

GAAP net income	$37,461	$32,450

Provision for income taxes	17,628	14,579

GAAP income before provision for income taxes	$55,089	$47,029

Add: Non-cash share-based compensation expense	22,206	16,187
Add: Amortization of intangible assets	4,848	4,941
Add: Facility exit costs	3,142	-

Non-GAAP adjusted income before provision for income taxes	$85,285	$68,157

Provision for income taxes	27,291	21,129

Non-GAAP adjusted net income (basic and diluted)	$57,994	$47,028

Non-GAAP adjusted net income per share:
Basic	$0.30	$0.24
Diluted	$0.30	$0.24

RED HAT, INC.
RECONCILIATION OF CERTAIN GAAP RESULTS TO NON-GAAP ADJUSTED RESULTS
(Unaudited)
(In thousands - except per share amounts)

Reconciliation of GAAP results to non-GAAP adjusted results

	Three Months Ended
	May 31,	May 31,
	2012	2011

GAAP gross profit	$268,712	$222,299

Add: Non-cash share-based compensation expense	2,165	1,790
Add: Amortization of intangible assets	669	979

Non-GAAP gross profit	$271,546	$225,068

Non-GAAP gross margin	86.3%	85.0%

	Three Months Ended
	May 31,	May 31,
	2012	2011

GAAP operating expenses	$217,804	$176,940

Deduct: Non-cash share-based compensation expense	(20,041)	(14,397)
Deduct: Amortization of intangible assets	(4,179)	(3,962)
Deduct: Facility exit costs	(3,142)	-

Non-GAAP adjusted operating expenses	$190,442	$158,581

	Three Months Ended
	May 31,	May 31,
	2012	2011

GAAP operating income	$50,908	$45,359

Add: Non-cash share-based compensation expense	22,206	16,187
Add: Amortization of intangible assets	4,848	4,941
Add: Facility exit costs	3,142	-

Non-GAAP adjusted operating income	$81,104	$66,487

Non-GAAP adjusted operating margin	25.8%	25.1%

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